                       FIRST AMENDED AND RESTATED BYLAWS

                                      OF

                             NEW FRONTIER MEDIA

                           A Colorado Corporation

                                   INDEX TO
                     FIRST AMENDED AND RESTATED BYLAWS OF
                            NEW FRONTIER MEDIA, INC.

                                                                          Page
ARTICLE 1 - OFFICES                                                         1

  Section 1.1  Principal Office                                             1
  Section 1.2  Registered Office                                            1

ARTICLE 2 - SHAREHOLDERS                                                    1

  Section 2.1  Annual Meeting                                               1
  Section 2.2  Special Meetings                                             2
  Section 2.3  Place of Meetings                                            2
  Section 2.4  Notice of Meeting                                            2
  Section 2.5  Meeting of all Shareholders                                  2
  Section 2.6  Closing of Transfer Books or Fixing of Record Date           2
  Section 2.7  Voting Record                                                3
  Section 2.8  Quorum                                                       3
  Section 2.9  Manner of Acting                                             4
  Section 2.10 Proxies                                                      4
  Section 2.11 Voting of Shares                                             4
  Section 2.12 Voting of Shares by Certain Shareholders                     4
  Section 2.13 Informal Action by Shareholders                              5
  Section 2.14 Voting by Ballot                                             5
  Section 2.15 Cumulative Voting                                            5

ARTICLE 3 - BOARD OF DIRECTORS                                              5

  Section 3.1  General Powers                                               5
  Section 3.2  Performance of Duties                                        5
  Section 3.3  Number, Tenure and Qualifications                            6
  Section 3.4  Regular Meetings                                             6
  Section 3.5  Special Meetings                                             7
  Section 3.6  Notice                                                       7
  Section 3.7  Quorum                                                       7
  Section 3.8  Manner of Acting                                             7
  Section 3.9  Informal Action by Directors                                 8
  Section 3.10 Participation by Electronic Means                            8
  Section 3.11 Vacancies                                                    8
  Section 3.12 Resignation                                                  8
  Section 3.13 Removal                                                      8
  Section 3.14 Committees                                                   8
  Section 3.15 Compensation                                                 9
  Section 3.16 Presumption of Assent                                        9
  Section 3.17 Limitations on Liability                                     9
  Section 3.18 Indemnification                                              9

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ARTICLE 4 - OFFICERS                                                       10

  Section 4.1  Number                                                      10
  Section 4.2  Election and Term of Office                                 11
  Section 4.3  Removal                                                     11
  Section 4.4  Vacancies                                                   11
  Section 4.5  President                                                   11
  Section 4.6  Vice President                                              12
  Section 4.7  Secretary                                                   12
  Section 4.8  Treasurer                                                   12
  Section 4.9  Assistant Secretaries and Assistant Treasurers              13
  Section 4.10 Bonds                                                       13
  Section 4.11 Salaries                                                    13

ARTICLE 5 - CONTRACTS, LOANS, CHECKS AND DEPOSITS                          13

  Section 5.1  Contracts                                                   13
  Section 5.2  Loans                                                       13
  Section 5.3  Checks, Drafts, Etc.                                        13
  Section 5.4  Deposits                                                    14

ARTICLE 6 - SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES         14

  Section 6.1  Regulation                                                  14
  Section 6.2  Certificates for Shares                                     14
  Section 6.3  Cancellation of Certificates                                15
  Section 6.4  Lost, Stolen or Destroyed Certificates                      15
  Section 6.5  Transfer of Shares                                          15

ARTICLE 7 - FISCAL YEAR                                                    15

ARTICLE 8 - DIVIDENDS                                                      16

ARTICLE 9 - CORPORATE SEAL                                                 16

ARTICLE 10 - WAIVER OF NOTICE                                              16

ARTICLE 11 - AMENDMENTS                                                    16

ARTICLE 12 - EXECUTIVE COMMITTEE                                           17

  Section 12.1 Appointment                                                 17
  Section 12.2 Authority                                                   17
  Section 12.3 Tenure and Qualifications                                   17
  Section 12.4 Meetings                                                    17
  Section 12.5 Quorum                                                      18
  Section 12.6 Informal Action by Executive Committee                      18
  Section 12.7 Vacancies                                                   18
  Section 12.8 Resignation and Removal                                     18
  Section 12.9 Procedure                                                   18

ARTICLE 13 - EMERGENCY BYLAWS                                              19

                       FIRST AMENDED AND RESTATED BYLAWS
                                      OF
                           NEW FRONTIER MEDIA, INC.
                            A Colorado Corporation



                                    ARTICLE I

                                     OFFICES

                         SECTION 1.1 PRINCIPAL OFFICE.

     The principal office of the corporation in the state of Colorado shall be located in the city of Boulder, county of Boulder. The corporation may have such other offices, either within or outside of the State of Colorado as the board of directors may designate, or as the business of the corporation may require from time to time.

                        SECTION 1.2 REGISTERED OFFICE.

     The registered office of the corporation, required by the Colorado Business Corporation Act to be maintained in the State of Colorado, may be, but need not be, identical with the principal office in the State of Colorado, and the address of the registered office may be changed from time to time by the board of directors.


                                    ARTICLE 2

                                  SHAREHOLDERS

                           SECTION 2.1 ANNUAL MEETING.

     The annual meeting of the shareholders shall be held on June 1 in each year, commencing with the year 1998, at the hour of 10:00 a.m., or at such other time on such other day as shall be fixed by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Colorado, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

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                          SECTION 2.2 SPECIAL MEETINGS.

     Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chief executive officer, the president, or by the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all outstanding shares of the corporation entitled to vote at the meeting.

                          SECTION 2.3 PLACE OF MEETINGS.

     The board of directors may designate any place, either within or outside of the State of Colorado, as the place of meeting for any annual meeting or for any special meeting called by the board of directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Colorado.

                          SECTION 2.4 NOTICE OF MEETING.

     Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chief executive officer, the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the authorized shares of the corporation are to be increased, at least thirty days' notice shall be given, and if sale of all or substantially all assets are to be voted upon, at least twenty days' notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

                    SECTION 2.5 MEETING OF ALL SHAREHOLDERS.

     If all of the shareholders shall meet at any time and place, either within or outside of the State of Colorado, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

        SECTION 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the board of directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any such



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determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

                          SECTION 2.7 VOTING REQUIRED.

     The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. The record, for a period of ten days prior to such meeting, shall be kept on file at the principal office of the corporation, whether within or outside of the State of Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

                              SECTION 2.8 QUORUM.

     A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, except as otherwise provided by the Colorado Business Corporation Act and the Articles of Incorporation. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.



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                        SECTION 2.9 MANNER OF ACTING.

     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by classes is otherwise required by statute or by the Articles of Incorporation or these bylaws.

                            SECTION 2.10 PROXIES.

     At all meetings of shareholders a shareholder may vote in person or by proxy executed in writing by the shareholder or by a duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of the execution, unless otherwise provided in the proxy.

                        SECTION 2.11 VOTING OF SHARES.

     Unless otherwise provided by these bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter.

            SECTION 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such other corporation may determine.

     Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by an administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the trustee name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


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     Neither shares of its own stock belonging to this corporation, nor shares of its own stock held by it in a fiduciary capacity, nor shares of its own stock held by another corporation if the majority of shares entitled to vote for the election of directors of such corporation is held by this corporation may be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     Redeemable shares which have been called for redemption shall not be entitled to vote on any matter and shall not be deemed outstanding shares on and after the date on which written notice of redemption has been mailed to shareholders and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

                 SECTION 2.13 INFORMAL ACTION BY SHAREHOLDERS.

     Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        SECTION 2.14 VOTING BY BALLOT.

     Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

                       SECTION 2.15 CUMULATIVE VOTING.

     Cumulative voting shall not be allowed.


                                   ARTICLE 3

                              BOARD OF DIRECTORS

                          SECTION 3.1 GENERAL POWERS.

     The business and affairs of the corporation shall be managed by its board of directors.

                      SECTION 3.2 PERFORMANCE OF DUTIES.

     A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented


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

by persons and groups listed in paragraphs (A), (B), and (C) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely upon are:

     A. One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matter presented;

     B. Counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

     C. A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the articles of incorporation or the bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

                SECTION 3.3 NUMBER, TENURE AND QUALIFICATIONS.

     The number of directors of the corporation shall be not more than seven
(7). The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors, but in no instance shall there be less than one director or that number otherwise required by law. Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the state of Colorado or shareholders of the corporation.

     When shares of the corporation shall become owned beneficially or of record by one shareholder, the corporation shall elect at least one director. When the shares of the corporation shall become owned beneficially or of record by two shareholders, the corporation shall elect at least two directors. When the shares of the corporation shall become owned beneficially or of record by three or more shareholders, the corporation shall elect at least three directors.

     There shall be a chairman of the board, who has been elected from among the directors. He or she shall preside at all meetings of the stockholders and of the board of directors. He or she shall shall have such other powers and duties as may be prescribed by the board of directors.

                        SECTION 3.4 REGULAR MEETINGS.

     A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the state of Colorado, for the holding of additional regular meetings without other notice than such resolution.

                        SECTION 3.4 SPECIAL MEETINGS.


     Special meetings of the board of directors may be called by or at the request of the chief executive officer, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the state of Colorado, as the place for holding any special meeting of the board of directors called by them.

                             SECTION 3.6 NOTICE.

     Written notice of any special meeting of directors shall be given as follows:

     By mail to each director at his or her business address at least three days prior to the meeting; or

     By personal delivery or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


                             SECTION 3.7 QUORUM.

     A majority of the number of directors fixed by or pursuant to section
3.2 of this Article 3 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


                         SECTION 3.8 MANNER OF ACTING.

     Except as otherwise required by law or by the Articles of Incorporation, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.


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

                   SECTION 3.9 INFORMAL ACTION BY DIRECTORS.

     Any action required or permitted to be taken by the board of directors or by a committee thereof at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or all of the committee members entitled to vote with respect to the subject matter thereof.

               SECTION 3.10 PARTICIPATION BY ELECTRONIC MEANS.

     Any members of the board of directors or any committee designated by such board may participate in a meeting of the board of directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

                            SECTION 3.11 VACANCIES.

     Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

                            SECTION 3.12 RESIGNATION.

     Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

                                SECTION 3.13 REMOVAL.

     Any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Colorado Business Corporation Act.

                              SECTION 3.14 COMMITTEES.

     By resolution adopted by a majority of the board of directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the board of directors shall designate and as shall be prescribed by the Colorado Business Corporation Act.


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

                           SECTION 31.5 COMPENSATION.

     By resolution of the board of directors and irrespective of any personal interest of any of the members, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                      SECTION 3.16 PRESUMPTION OF ASSENT.

      A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

                     SECTION 3.17 LIMITATIONS ON LIABILITY.

     To the fullest extent permitted by the Colorado Business Corporation
Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for any action taken or any failure to take any action as a director. Notwithstanding the foregoing, a director will have liability for monetary damages for a breach or failure which involves: (i) a violation of criminal law; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) distributions in violation of the Colorado Business Corporation Act or the Articles of Incorporation of the corporation (but only to the extent provided by law);
(iv) willful misconduct or disregard for the best interests of the corporation concerning any acts or omissions concerning any proceeding other than in the right of the corporation or a shareholder; or (v) reckless, malicious or wanton acts or omissions concerning any proceeding other than in the right of the corporation or of a shareholder. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director of the corporation occurring prior to such repeal, amendment or modification.

                        SECTION 3.18 INDEMNIFICATION.

     Subject to and in accordance with the Colorado Business Corporation Act, and except as may be expressly limited by the Articles of Incorporation and any amendments thereto, the corporation shall indemnify any person:


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          (i)   made a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request, as a director, officer, employee or agent of another corporation, or other enterprise; or,

          (ii) who was or is a party to any proceeding by or in the right of the corporation, to procure a judgement in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. This indemnification shall be mandatory in all circumstances in which indemnification is permitted by law.

     The corporation may maintain indemnification insurance regardless of its power to indemnify under the Colorado Business Corporation Act.

     The corporation may make any other or further indemnification or advancement of expenses of any of the directors, officers, employees or agents under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and to action in another capacity while holding such office, except an indemnification against material criminal or unlawful misconduct as set forth by statute, or as to any transaction wherein the director derived an improper personal benefit.

     Except to the extent reimbursement shall be mandatory in accordance herewith, the corporation shall have the right to refuse indemnification, in whole or in part, in any instance in which the person to whom indemnification would otherwise have been applicable, if he or she unreasonably refused to permit the corporation, at its own expense and through counsel of its own choosing, to defend him or her in the action, or unreasonably refused to cooperate in the defense of such action.

                                   ARTICLE 4

                                   OFFICERS

                               SECTION 4.1 NUMBER.

     The officers of the corporation shall be a president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. Such other officers as may be deemed necessary may be elected or appointed by the board of directors. Any two or more offices may be held by the same person.

                    SECTION 4.2 ELECTION AND TERM OF OFFICE.

     The officers of the corporation to be elected by the board of directors shall be elected annually by the board of directors at the first meeting of the board of directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

                              SECTION 4.3 REMOVAL.

     Any officer or agent may be removed by the board of directors whenever in its judgement the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

                             SECTION 4.4 VACANCIES.

     A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

                             SECTION 4.5 PRESIDENT.

     The president shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a chairman of the board, preside at all meetings of the shareholders and of the board of directors. He or she may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, excepted in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

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

                         SECTION 4.6 VICE PRESIDENT.

     If elected or appointed by the board of directors, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the president or in the event of his or her death, inability or refusal to act, perform all duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice president may sign, with the treasurer or an assistant treasurer or the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

                             SECTION 4.7 SECRETARY.

     The secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the board of directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the chairman or vice chairman of the board of directors, or the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

                            SECTION 4.8 TREASURER.

     The treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these bylaws; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

          SECTION 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.

     The assistant secretaries, when authorized by the board of directors, may sign with the chairman or vice chairman of the board of directors or the president or a vice president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

                              SECTION 4.10 BONDS.

     If the board of directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the board of directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

                            SECTION 4.11 SALARIES.

    The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.


                                   ARTICLE 5

                    CONTRACTS, LOANS, CHECKS AND DEPOSITS

                            SECTION 5.1 CONTRACTS.

     The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                              SECTION 5.2 LOANS.

     No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

                       SECTION 5.3 CHECKS, DRAFTS, ETC.

     All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

                            SECTION 5.4 DEPOSITS.

     All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.


                                  ARTICLE 6

             SHARES, CERTIFICATES FOR SHARES AND TRANSFER OF SHARES

                            SECTION 6.1 REGULATION.

     The board of directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

                     SECTION 6.2 CERTIFICATES FOR SHARES.

     Certificates representing shares of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the chairman or vice-chairman of the board of directors or by the president or a vice president and by the treasurer or an assistant treasurer or by the secretary or an assistant secretary; provided that such signatures may be facsimile if the certificate is counter-signed by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the state of Colorado, the name of the person to whom issued, the date of issue, the class (or series of any class), the number of shares represented thereby and the par value of the shares represented thereby or a statement that such shares are without par value. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the board of directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

     The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the board of directors.

                  SECTION 6.3 CANCELLATION OF CERTIFICATES.

     All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.

             SECTION 6.4 LOST, STOLEN OR DESTROYED CERTIFICATES.

     Any shareholder claiming that his or her certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the secretary of the corporation, accompanied by a signed application for a new certificate. Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the president and treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

                       SECTION 6.5 TRANSFER OF SHARES.

    Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the state of Colorado.


                                  ARTICLE 7

                                 FISCAL YEAR

     The fiscal year of the corporation shall end on the last day of March each year.

                                   ARTICLE 8

                                   DIVIDENDS

     The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                   ARTICLE 9

                                 CORPORATE SEAL

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."

                                   ARTICLE 10

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Colorado Business Corporation Act, or otherwise, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the event or other circumstance requiring such notice, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE 11

                                   AMENDMENTS

     These bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority of the directors present at any meeting of the board of directors of the corporation at which a quorum is present.

                                  ARTICLE 12

                              EXECUTIVE COMMITTEE

                            SECTION 12.1 APPOINTMENT.

      The board of directors by resolution adopted by a majority of the full board, may designate two or more of its members to constitute an executive committee. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, of any responsibility imposed by law.

                            SECTION 12.2 AUTHORITY.

    The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the board of directors in reference to amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation.

                    SECTION 12.3 TENURE AND QUALIFICATIONS.

     Each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until his or her successor is designated as a member of the executive committee and is elected and qualified.

                            SECTION 12.4 MEETINGS.

     Regular meetings of the executive committee may be held without notice at such time and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his or her business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

                              SECTION 12.5 QUORUM.

     A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

               SECTION 12.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE.

    Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                           SECTION 12.7 VACANCIES.

    Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

                    SECTION 12.8 RESIGNATIONS AND REMOVAL.

     Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                         SECTION 12.9 PROCEDURE.

     The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                  ARTICLE 3

                               EMERGENCY BYLAWS

     The emergency bylaws provided in this Article 13 shall be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the bylaws or in the Articles of Incorporation or in the Colorado Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the emergency bylaws shall cease to be operative.

     During any such emergency:

     A. A meeting of the board of directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

     B. At any such meeting of the board of directors, a quorum shall consist of the number of directors in attendance at such meeting.

     C. The board of directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

     D. The board of directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     E. No officer, director or employee acting in accordance with these emergency bylaws shall be liable except for willful misconduct.

     F. These emergency bylaws shall be subject to repeal or change by further action of the board of directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these emergency bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                  CERTIFICATE

     I hereby certify that the foregoing First Amended and Restated Bylaws constitute the bylaws of New Frontier Media, Inc. adopted by the board of directors of the corporation as of July 15, 1997.


                                       ---------------------------------------
                                       Michael Weiner
                                       Secretary

                      Special Meeting of the Board of Directors
                                          of


                                 NEW FRONTIER MEDIA, INC.
                                  A Colorado Corporation


     A special meeting of the Board of Directors of New Frontier Media, Inc., a Colorado corporation (the "Company") was held at 1:00 p.m. on July 15, 1997, pursuant to the terms of the Company's Bylaws and the Colorado Business Corporation Act. All directors were present.

     The Board of Directors received and reviewed the proposed First Amended and Restated Bylaws of the Company, and unanimously adopted the following resolution:

     RESOLVED, that the First Amended and Restated Bylaws of New Frontier Media, Inc., a copy of which is attached hereto and incorporated herein by reference, are hereby approved and adopted by the Company's Board of Directors, effective immediately.

     There was no other business brought before the meeting, and the meeting was adjourned at 1:45 p.m.



------------------------------------
Michael Weiner, Secretary